EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of on Form S-1 our report dated March 16, 2015 relating to the December 31, 2014 and 2013 financial statements of US Stem Cell, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to company’s ability to continue as a going concern) appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

S/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

February 2, 2016